Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Vacasa, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Equity	Class A common stock, par value $0.00001 per share	Rule 457(c)	10,932,790(2)	$3.23(3)	$35,312,911.70	$147.60 per $1,000,000	$5,212.19
Total Offering Amounts					$35,312,911.70		$5,212.19
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$5,212.19

(1)
Pursuant to Rule 416(a) and (b) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of Vacasa, Inc., a Delaware corporation (the “Company”), that become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction without receipt of consideration (including, without limitation, pursuant to anti-dilution adjustments under the terms of the Notes (as defined below)).

(2)
Represents an aggregate of 10,932,790 shares of Class A Common Stock, including (i) 1,517,381 shares of Class A Common Stock outstanding as of the date of this registration statement, (ii) 7,211,538 shares of Class A Common Stock issuable upon the conversion of $30.0 million aggregate principal amount of the Company’s senior secured convertible notes due 2029 (the “Initial Notes”), and (iii) up to 2,203,871 shares of Class A Common Stock issuable upon the conversion of additional notes that the Company may deliver as interest payments on the Initial Notes (together with the Initial Notes, the “Notes”).

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices for the Class A Common Stock as reported on the Nasdaq Global Select Market on August 23, 2024.